UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      June 24, 2004

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7300

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 5.	Other Events

     In a press release dated June 24, 2004, Bay View Capital Corporation announced that a proposal to effect a 1-for-10 reverse stock split of the issued and outstanding shares of its common stock, was approved and adopted at a special meeting of stockholders held on the same day.

     Attached as Exhibit 99.1 and incorporated herein by reference to this Form 8-K is a copy of the Company’s press release dated June 24, 2004.

Item 7.	Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press release issued by Bay View Capital Corporation on June 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: June 25, 2004	BY:	/s/ John Okubo John Okubo Executive Vice President, Chief Financial Officer